Exhibit 99.2

Risk Factor Update

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below and all of the other information included in or incorporated by reference in our most recent Annual Report on Form 10-K (“Annual Report”), our Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission, as the same may be updated from time to time by our subsequent filings under the U.S. Securities Exchange Act of 1934. This risk factor update provides updates on certain, but not all, risk factors that are included in our most recent Annual Report on Form 10-K. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. For more information on the risks related to our operations as a whole, please see Part I, Item 1A of our most recent Annual Report; see also the section titled “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report.

Our ability to be successful depends upon the efforts of our Board and key personnel and the loss of such persons could negatively impact the operations and profitability of our business.

Our ability to be successful will be dependent upon the efforts of our Board and key personnel. We cannot assure you that our Board and key personnel will be effective or successful or remain with us. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause our management to expend time and resources becoming familiar with such requirements.

These challenges and uncertainties may impair our ability to attract, retain and motivate key personnel. The departure of key employees because of issues related to the uncertainty and difficulty of integration or a desire not to remain with us could have a negative effect on our business, financial condition or results of operations.

If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed.

In order to achieve the substantial future revenue growth we have projected, we must develop and market new products and services. We intend to expand our operations significantly. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

•	hiring and training new personnel;

•	developing new technologies;

•	controlling expenses and investments in anticipation of expanded operations;

•	continuing to improve the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

•	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, IT/cyber and manufacturing functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for the manufacture of our space vehicles and related equipment.

Our continued growth, including recent awards, could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our space vehicles and related equipment, and delays in production. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

Customer concentration creates risks for our business.

For the year ended December 31, 2023 and the nine months ended September 30, 2024, approximately 74% and 91%, respectively, of our revenues came from one major customer. To the extent that any large customer were to default or otherwise fail to perform or be delayed in the fulfillment of its contractual obligations to us, changes its ordering patterns or business strategy, or otherwise reduces its purchases or stops purchasing our products or services, or if we experience difficulty in meeting the demand by these customers for our products or services, our revenues and results of operations could be adversely affected.

Disruptions in U.S. government operations and funding could harm our business, results of operations, and financial condition could be harmed.

Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations or delays or cancellations of U.S. programs based on budgetary constraints, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, including related to a change in administration, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.

We may experience delayed launches, launch failures, failure of lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of lunar landers, and insufficient capacity available from lunar lander launch providers. Any such issue could result in the loss of our lunar landers or cause significant delays in their deployment, which could harm our business, prospects, financial condition and results of operations.

Delays in launching landers are common and can result from manufacturing delays, unavailability of reliable launch opportunities with suppliers, launch supplier schedule delays, delays in obtaining required regulatory approvals, changes in landing coordinates, updates to mission specifications (including mission scope and objectives) and launch failures. If lander manufacturing schedules are not met, a launch opportunity may not be available at the time the landers are ready to be launched. We also share launches with other manufacturers who may cause launch delays that are outside of our control. In addition, launch vehicles may fail, which could result in the destruction of any landers we have in such launch vehicle or an inability for the landers to perform their intended mission. Launch failures also result in significant delays in the deployment of landers because of the need to manufacture replacement parts, which typically takes up to six months or longer, and to obtain another launch opportunity. We also regularly review intended landing coordinates in order to determine the optimal landing site for our landers in consultation with NASA, while also updating mission specifications such as the scope of missions and the mission objectives. As such, from time to time, we have made, and expect to continue to make, material modifications to our missions, each of which may, alone or in the aggregate, cause us to experience material delays. Further, it could be more costly, and potentially prohibitively more costly, for us to launch and deploy our landers in the future due to increases in the cost of launches, launch insurance rates and launch-related services. We are currently targeting a mission launch window of early 2025 for our IM-2 mission. Any launch failure, underperformance, delay or increased cost on lander launches or related services, including on our IM-2 mission, could have a material adverse effect on our results of operations, business prospects and financial condition.

We may experience delayed satellite launches, failure of our satellites to reach their planned orbital locations, significant increases in production costs of our satellites. Any such issue could harm our business, prospects, financial condition and results of operations.

Delays in launching satellites are common and can result from manufacturing delays, updates to mission specifications (including mission scope and objectives) and launch failures. In September 2024, NASA awarded us a verification task order for NSN communication and navigation services for missions in the lunar region. For the Company to begin to have services under the NSN contract, we must successfully launch at least one satellite into a lunar orbit and five satellites to complete the constellation. If satellite schedules are not met, our operations may be materially adversely impacted. In addition, satellite deployment mechanisms may fail, which could result in an inability for the satellites to perform their intended mission. Further, it could be more costly, and potentially prohibitively more costly, for us to build and deploy our satellites in the future due to supplier cost increases. Any satellite failure, underperformance, delay or increase cost could have a material adverse effect on our results of operations, business prospects and financial condition.

We rely on a limited number of suppliers for certain materials and supplied components. We may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to manufacture our launch vehicles is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices, quality, and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

In addition, we have in the past and may in the future experience delays in manufacturing or operations as we go through the requalification process with any replacement third-party supplier, as well as the limitations imposed by the ITAR and other restrictions on transfer of sensitive technologies. Additionally, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Our business is substantially dependent on contracts entered into with customers in the ordinary course of business. As such, we are subject to counterparty risk. If a counterparty to one of our contracts were to default or otherwise fail to perform or be delayed in its performance on any of its contractual obligations to us, such default, failure to perform or delay could have a material adverse effect on our business, financial condition and results of operations.

Our business is substantially dependent on contracts entered into with customers, in the ordinary course of business. Our budgeted capital expenditures, forecasted growth and strategic plan are based on revenues expected to be generated pursuant to signed contracts existing as of the date such budget, forecast and strategic plan are approved by management and our Board. If a customer were to default or otherwise fail to perform or be delayed in the fulfillment of its contractual obligations to us, we would be required to adjust our budget, forecasts and strategic plans to mitigate the impact of such circumstance, which may negatively affect our business, financial condition, cash flows and/or liquidity. Additionally, if the scope of anticipated work related to any customer contract were to change due to unforeseen circumstances or evolving requirements of one or more of our counterparties, we may be unable to generate revenue on our anticipated timeline or may be required to incur increased costs from those originally estimated for a project, which could cause our budgets, forecasts and plans to be inaccurate. For instance, due to a change in the landing site of the IM-1 mission and an incremental delay in milestone payments, certain revenue associated with this mission shifted from 2023 to 2024. While we endeavor to mitigate this risk by assuming potential delays in revenue generation and estimated contract progress when preparing our budget, forecast and strategic plans, it is not possible to predict with accuracy the impact of any default, failure to perform or delay, which results in our inability to completely mitigate such risks. As such, the counterparty default, failure to perform or delay in performance may have a material adverse impact on our business, financial condition and results of operations.

We are dependent on technology and automated systems to operate our business.

We depend heavily on technology and automated systems to effectively operate our business. Any substantial, extended, or repeated failures of these systems could negatively affect our business, compromise the security of our information or other information stored on, transmitted by, or otherwise processed by these systems, result in the loss of or damage to important data, loss of revenue and increased costs, and generally harm our business. Additionally, loss of key talent required to maintain and advance these systems could have a material impact on our operations. Like other companies, our systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power disruptions, software or equipment failures, terrorist attacks, cybersecurity incursions, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems or prevent or mitigate all attacks. In addition, we will need to continuously make significant investments in technology to periodically upgrade and replace existing systems. If we are unable to make these investments or fail to successfully implement, upgrade or replace our systems, our operations and business could be adversely impacted. For example, in July 2024, certain businesses experienced disruptions related to a software update by a cybersecurity technology company. As of the date hereof, we have not experienced any significant impacts due to software updates, but we could in the future experience similar software-induced interruptions to our operations.

We are a “smaller reporting company” under federal securities laws and we cannot be certain whether the reduced reporting requirements applicable to such companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company” under federal securities laws, but we believe we will no longer qualify as a “smaller reporting company” beginning with our 10-K for fiscal 2025. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we cannot predict if investors will find our common stock less attractive for so long as we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline or be more volatile.

We and Intuitive Machines, LLC are controlled by our Founders (as defined below), whose interests may differ from those of our public stockholders.

Our Founders Dr. Kamal Ghaffarian, Stephen Altemus and Timothy Crain and their permitted transferees (collectively, the “Founders”), have control over all stockholder decisions because they control a substantial majority of the combined voting power. This may limit or preclude your ability to influence corporate matters. As of November 8, 2024, our Founders collectively control approximately 69% of the combined voting power of our common stock as a result of their ownership of Class C Common Stock, each share of which is entitled to three votes on all matters submitted to a vote of our stockholders.

As a result, the Intuitive Machines Founders have the ability to control any action requiring the general approval of our stockholders, including the election and removal of directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendments to the Certificate of Incorporation and By-Laws and other significant corporate transactions for so long as they retain significant ownership of our Class C Common Stock. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of us and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of minority stockholders. This concentration of voting power may have a negative impact on the trading price of Class A Common Stock.

Our Founders are entitled to vote their shares, and shares over which they have voting control, in their own interests, which may not always be in the interests of our stockholders generally. Because our Founders hold their economic interest in our business through Intuitive Machines, LLC, rather than through us, they may have conflicting interests with holders of shares of Class A Common Stock. For example, our Founders may have a different tax position from us, which could influence their decisions regarding whether and when we should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement, and whether and when we should undergo certain changes of control within the meaning of the Tax Receivable Agreement or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to us. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” In addition, our Founders’ ability to effectively control us may discourage someone from making a significant equity investment in us, or could discourage transactions involving a change in control, including transactions in which you as a holder of shares of Class A Common Stock might otherwise receive a premium for your shares over the then-current market price.

Our business and operations could be negatively affected if it becomes subject to certain claims, litigation or shareholder activism, which could, among other things, cause us to incur significant expense, negatively impact our reputation, hinder execution of business and growth strategy and impact our stock price.

We may be subject to certain claims, litigation, shareholder activism or other proceedings, which could take many forms or arise in a variety of situations. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Additionally, the Company has been, and may in the future become, subject to litigation from customers, suppliers or other parties. For example, on November 22, 2024, an alleged successor in interest to a purported former holder of shares of our Series A Preferred Stock (the “Plaintiff”) filed a breach of contract action in the Delaware Court of Chancery alleging that Plaintiff’s predecessor received fewer shares of common stock upon conversion of its shares of Series A Preferred Stock than it was allegedly entitled to receive under the terms of the applicable certificate of designation. The Plaintiff is seeking unspecified contractual damages and equitable relief. Although we believe that we have meritorious defenses and intend to vigorously defend the litigation, we cannot be certain as to the ultimate outcome of this matter or as to any potential losses we may incur, which may be material. Any litigation could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any litigation and stockholder activism.

We cannot predict the impact our multi-class structure may have on our stock price.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Common Stock or in adverse publicity or other adverse consequences. Our multi-class capital structure may make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. In addition, other stock indices may take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and would make our Class A Common Stock less attractive to other investors. As a result, the trading price and volume of our Class A Common Stock could be adversely affected.